Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We have issued our report dated November 14, 2005, accompanying the consolidated financial statements and schedule, and our report dated November 14, 2005 accompanying management’s assessment of the effectiveness of internal control over financial reporting. Both reports are included in the annual report of Navarre Corporation and subsidiaries on Form 10-K/A for the year ended March 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Navarre Corporation on Form S-3 (File No. 333-111733, effective April 28, 2004, and on Forms S-8 (File No. 33-80218, effective June 14, 1994; File No. 33-86762, effective November 29, 1994; File No. 333-31017, effective July 10, 1997; File No. 333-87143, effective September 15, 1999; File No. 333-9170, effective July 1, 2002; File No. 333-109056, effective September 23, 2003 and File No. 333-119260, effective September 24, 2004).
/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
November 18, 2005